UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
 Securities Exchange Act of 1934

Date of report (Date of earliest event reported): September 19, 2013

THE LGL GROUP, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	1-106	38-1799862
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2525 Shader Road, Orlando, FL		32804
(Address of Principal Executive Offices)		(Zip Code)

Registrant's Telephone Number, Including Area Code: (407) 298-2000

(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.
On September 19, 2013, The LGL Group, Inc. (the "Company") entered into a Registration Rights Agreement, dated as of September 19, 2013 (the "Registration Rights Agreement"), with Venator Merchant Fund L.P. ("Venator Fund").  The Registration Rights Agreement requires the Company to prepare and file with the Securities and Exchange Commission, within 30 days after the date thereof, a registration statement to register for resale the shares of the Company's common stock, par value $0.01 per share ("Common Stock"), warrants to purchase Common Stock ("Warrants"), and shares of Common stock issuable upon exercise of the Warrants, owned by Venator Fund.  The Company also agreed to use its reasonable best efforts to cause such registration statement to become effective as promptly thereafter as reasonably possible and to maintain the effectiveness of such registration statement for a minimum period of two years, which period may be extended as provided in the Registration Rights Agreement.  Pursuant to the Registration Rights Agreement, the Company will pay all expenses incurred in connection with the registration of such securities.
The foregoing description of the Registration Rights Agreement is not complete and is qualified in its entirety by reference to the full text of such document, which is filed herewith as Exhibit 10.1 and incorporated herein by reference.
Venator Fund is an investment limited partnership controlled by the Company's Chairman of the Board, Marc Gabelli, who is the President and Sole Member of Venator Global, LLC, which is the sole general partner of Venator Fund.  Mr. Gabelli beneficially owned 14.7% of the Common Stock and 14.1% of the Warrants outstanding as of September 19, 2013.
Item 9.01.                          Financial Statements and Exhibits.
(d)            Exhibits
Exhibit No.	Description
10.1	Registration Rights Agreement, dated as of September 19, 2013, by and between the Company and Venator Merchant Fund L.P.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

September 19, 2013	THE LGL GROUP, INC.

	By:	/s/ R. LaDuane Clifton
		Name:	R. LaDuane Clifton
		Title:	Chief Financial Officer